The following slides were included in an employee forum at Northeast Utilities on March 6, 2000:

SLIDE 1



                             BUSINESS SENSE 3

                               Con Ed - NU
                                 Transition Team


                                                  Kevin Burke, Con Ed/O&R
                                                  Jack Keane, NU/Yankee Gas



SLIDE 2


                              Con Edison's Strategy

                              Grow our core distribution business

                              Grow our non-regulated businesses

                              Continue to operate our core businesses
                              at an unparalleled level

                              Continue to create shareholder value and maintain our credibility with the investment community


SLIDE 3  (Map of Northeastern States)

                              Regulated Businesses:
                              We Will Be The Northeast Powerhouse

           Market Cap.                             $8.5 Billion

           Total Assets                            $26 Billion

           Electric Customers                      $5.0 Million

           Gas Customers                           $1.4 Million


          Northeast Utilities System and Yankee Gas in Conn.
          Con Edison of New York
          Orange and Rockland Utilities


SLIDE 4


                             Unregulated Businesses:
                             We have the same focus




Con Edison                                                Northeast Utilities

Solutions         Retail Marketing & Energy Services              SELECT

Energy            Wholesale Marketing                             HEC

Development       Generation:  Development, Ownership, Services   NGC
                                                                  NGS

Communications    Telecommunications                              Mode 1/NEON





SLIDE 5


                                The Transition Team's Goals

                                Review operations and identify "best
                                practices"

                                Develop plans for combining the companies

                                Support the regulatory approval process and timetable

                                Achieve at least $1.3 billion of synergies





SLIDE 6


                          Our schedule requires us to support
                            a mid-year merger closing


                          Kick-off and familiarization             November

                          Understand the merger                    December

                          Review the current state                 January

                          Evaluate the opportunities               February

                          Development options & associated costs   March

                          Refine options, develop recommendations  April

                          Develop an implementation plan           May/June




SLIDE 7


                              Organizing Principles


                              Achieve efficiencies of operation

                              Maintain or improve existing service levels

                              Minimize disruption to employees

                              Maintain a balance of employment levels

                              Use technology solutions



SLIDE 8


                              Service Company Team




                                                 Joe Oates, Con Ed/O&R
                                                 Al Schindler, NU/Yankee Gas




SLIDE 9


                             Service Company


                             CEI becomes a registered holding company under PUHCA



                              Service Company regulated by the SEC


                              Function located here if service provided to
                               multiple affiliates

                              Charges affiliates cost of providing service

                              Direct charge if possible

                              Allocation for indirect costs




SLIDE 10


                               Corporate Structure


                                 Con Edison Inc.

     Con Edison Co.     Orange      Northeast      Service     Unregulated
         of              and        Utilities      Company     Companies
      New York         Rockland

                                      CL&P

                                      PSN&H

                                      WMECO

                                      Yankee Energy



SLIDE 11


                       Service Company Potential Approach


                            Con Edison Inc.


Con Edison Co.     Orange      Northeast      Corporate       Unregulated
    of NY           and        Utilities      Service         Holding
                  Rockland                    Company         Company


                                             Provides certain
                                             services to all
                                             subsidiaries


                            Company A   Company B   Company C     Competitive
                                                                        Business
                                                                     Service Co.

                            Service 1   Service 3   Service 5     Provides or
                                                                         manages
                            Service 2   Service 4   Service 6     certain
                                                                        services
                                                                         for the
                                                                     competitive
                                                                      businesses
                            Competitive
                            Business in-source
                               certain services to
                                  their company



SLIDE 12

                           Categorization of Functions

                                       All
                                    Functions

                               Screening Criteria

Enterprise                 Shared                          Business
Functions                  Services                        Group
                           Functions                       Functions

          Service Company



SLIDE 13


                        Location of Functions


                               Functions located throughout the
                                geographic areas

                               Certain functions will be placed near
                                external parties

                               Other functions may be located anywhere

                               Functions placed where it is more
                               economical




SLIDE 14


                              Next Steps


                              SEC filing

                            Service Company structure

                              Continuing management review

                             Function categorization

                                     working with other transition sub-teams




SLIDE 15

                               Human Resource Team




                                               John de la Bastide, Con Ed/O&R
                                               Jim Gavell, NU/ Yankee Gas


SLIDE 16


                              Human Resource Goals


                            Develop HR policies that:

                            will attract and retain a highly motivated and
                             knowledgeable workforce

                            Create processes that are strongly aligned with the business groups

                            Are flexible enough to support the corporate business strategy

                            Achieve savings




SLIDE 17


                            Human Resource Principles


                            Select the right person with the right
                            skills for the right job

                            Provide opportunities for continuous
                            improvement and learning

                            Minimize disruption to employees

                            Develop a common framework for
                            employee benefit administration


SLIDE 18


                         Human Resource Work in Progress


                             Analyze HR functions to identify best
                             practices

                             Review benefit plans/administrators

                             Develop pre-merger job posting
                             program

                             Provide support to merger Transition
                             Teams


SLIDE 19


                             Next Steps


                             Employee communication

                             Evaluate sub-team recommendations

                             Review recommendations through
                               challenge sessions

                           Develop HR integration plan




SLIDE 20


                           Making Sense of the Merger




                                           Jeffrey R. Kotkin
                                           Director - NU Investor Relations



SLIDE 21


                              Read the Proxy


     This presentation is not meant to take the place of the proxy statement which will be mailed to you this week. For a full description of the terms of the merger, please refer to a copy of the definitive Proxy Statement which currently is available on the SEC Edgar Database at www.SEC.org.


SLIDE 22

                        Is This Merger Good for NU Shareholders?
                        You Decide.

                             What are the terms of the deal, including the "collar?"

                             Where might NU be today without this deal?

                             Why  is  Con   Edison   the   best   fit   for  our
                             shareholders?




SLIDE 23

                          Terms of the Merger Agreement

                             Con Edison has agreed to pay a base price of $25 for each share of NU

                             NU shareholders may elect to receive either all cash or all Con Edison stock in exchange for their NU shares - however, the overall merger consideration is fixed at 50% cash and 50% stock

                             A "Supermajority" of NU shares must pass the deal - that means 66 2/3% of NU's shares must be voted in favor

                             Eight states and several federal agencies must review the deal


SLIDE 24


                           What Affects the $25 Price?
                                 Three Factors.


                             1.)  The divestiture condition

                             2.)  The timing of the closing

                             3.) The average price of Con Edison's stock during half of the 40 days just prior to closing, and potentially, the mix of cash and stock you receive in payment



SLIDE 25


                             Factor #1
                            The Divestiture Condition


                            NU shareholders get an extra $1 per share if the staff at the Connecticut DPUC involved in the Millstone Station auction endorses the winning bid.

                            NU must have this approval by December 31, 2000 or the closing date of the merger, whichever comes later



SLIDE 26


                            Factor #2
                            The Timing of the Closing

                            For each day past August 5 that the merger does not close, the deal goes up by 1/3 cent per day -- or about 10 cents per month

                            This is a typical condition in mergers -- NU and Yankee Energy had such a condition but the merger closed more than a month before it went into effect

SLIDE 27


                            Factor #3
                           The Con Edison Share Price


                   The Pricing Period is 20 randomly selected trading days during the 40 trading days prior to the closing

                   The "Collar" that has been established is for a Con Edison share price between $36 and $46.

                   Between $36 and $46, NU shareholders receive the stated value of the deal regardless of whether they receive payment in cash or stock

                   The higher Con Edison trades within the collar, the fewer the number of shares issued

                   Outside of the collar, cash remains fully valued but the stock portion of the deal changes in value



SLIDE 28


                               How Does the Collar Work?


                          First, remember that the cash portion of the deal is not impacted by the collar

                          Second, let's assume a $26 merger price

                          Third, let's assume consideration that is 50% stock and 50% cash


SLIDE 29


                         Let's Review the Case of an NU
                         Shareholder Who Has 100 Shares


                         Multiply 100 shares times the merger price:

                            100 shares x $26 = $2,600

                         Divide $2,600 in half:

                         $2,600/2 = $1,300

                         You will receive $1,300 in cash, which probably will be subject to taxes

                         Now let's look at the stock portion of the deal and the collar


SLIDE 30


                             Calculating the Stock Payment

                        Assume Con Edison is WITHIN the collar for now, with an average price of $36

                        Divide the remaining $1,300 by the actual average price of Con Edison to see how many shares of Con Edison you will receive

                        $1,300/$36 = 36.1 shares

                        So you'll receive 36.1 shares with a market value at closing of $1,300 and cash payment of $1,300 -- you receive your full $2,600.

                        $1,300 + $1,300 = $2,600





SLIDE 31


                              Now Assume Con Ed is
                             Below the Collar


                         Go back to our $1,300 number to calculate how many shares you'll receive

                         The collar works by setting $36 as the lowest value you can assign to Con Edison and by setting $46 as the highest value you can assign to determine your stock portion.

                         If Con Edison's average price comes out to be $28, you still have to divide by $36




SLIDE 32


                             Here's the Math Below the Collar


                          Divide your $1,300 by $36 instead of the actual value if Con Edison is below $36

                            $1,300/$36 = 36.1 shares

                          However, if you sold them that day these shares only are worth $28 apiece.

                          36.1 shares x $28 = $1,011.11

                          So you'll receive $1,300 in cash and 36.1 shares of Con Edison valued at $1,011.11 -- so the full value of the deal looks like this

                          $1,300 + $1,011.11 = $2,311.11



SLIDE 33

                          So How Much Did That NU Shareholder
                          Get Per Share?


                      Divide your total consideration of $2,311.11 by those original 100 NU shares:

                        $2,311.11/100 = $23.11 per share

                      Due to the impact of the collar the value of the deal declined by about $2.89 per share

                      This works out to be about 36 cents for every dollar Con Edison averages below the collar




SLIDE 34

                      How Does Con Edison See This?


       ConEd      Cash in        ConEd       Value of       Total in
       Price      Millions      Shares in     Shares        Millions
                                Millions

        $50        $1,716        37.3         $1,865          $3,581
        $46        $1,716        37.3         $1,716          $3,432
        $36        $1,716        47.7         $1,716          $3,432
        $30        $1,716        47.7         $1,431          $3,146
        $26        $1,716        47.7         $1,240          $2,956



SLIDE 35


                         Where Would We Be Today Without
                                This Merger Deal


              Absent this deal, NU's share price probably would have slumped along with the rest of the utility group, which is off about 17% since the deal was announced.

                  Utilities trade at a multiple of their earnings per share, currently about 9 x earnings per share

                  Analysts estimate we'll earn about $1.45 a share in 2000 before the restructuring settlement write off in NH

                  Even if you add another $2-$3 per share for our NEON investment, you won't get above $17 a share in today's utility market




SLIDE 36

                           Here's What One Analyst Who
                           Recommends Our Stock Says:


"Absent the merger with Con Edison,  we estimate NU's stock would trade at about
$15  per  share....Utility  stocks  with  estimated  growth  rates  of 3- 6% are currently trading at an average 2001 P/E of 7-9x. We would expect NU to trade in the middle of this range or an 8xP/E."

"As a stand alone stock, NU's positive attributes would be: strong management, largely completed restructuring in all three states, stable utility growth and additional growth from Select Energy and the YES integration. [NEON] investment is also a positive for overall valuation."

"NU would likely not trade at a premium to the group because of the estimated below average earnings growth of 4%, relatively small size and inconsistent performance from Select in 1999."

                          Brian Nelson, Equity Analyst
                              Salomon Smith Barney
                            Current Recommendation on NU:  ACCUMULATE




SLIDE 37


                      Here's What A Second Analyst
                       Has to Say:

"Since 5 days prior to its deal with Con Edison, NU's share price is up 5%. Over that same period, the average utility was down 17%. If NU were trading at an average multiple compared to the group today, it would be at $16 13/16. In fact, I would argue that NU would be trading between 10 and 15% below that level due to the arbitrage associated with the acquisition of YES, which just ended, and the upcoming rulings due out of New Hampshire."

                                          Dan Ford, Equity Analyst
                                          ABN AMRO
                                          Current Recommendation on NU:  BUY




SLIDE 38


                  Why Is Con Edison the Best Fit for NU
                  Shareholders?


                  Extremely stable financially

                  Overriding focus on regulated electricity and gas delivery business

                  Similar unregulated strategy:

                     Stay Regional

                     Focus on energy, energy related products and services

                     Telecom investment strategy

                       Own generation to support marketing

                  Access to millions of customers

                  Contiguous service territories




SLIDE 39 (Pie Chart)

                             Who Votes?
                             Shareholder Population as of 9/30/99



                               Institutional - 50%

                             Index Funds and
                           Smaller Institutions - 10%

                             Employees* - 7%

                              Retail & Other - 33%


* Another 4% is held in the Employee Stock Ownership Plan for future distribution.



SLIDE 40


                             How Do Employees Vote?


                        On shares owned through the 401(k) and
                        PAYSOP/TRAESOP, Fidelity will send you a proxy

                        On shares owned through the ESPP, Salomon
                        Smith Barney will send a proxy

                        On shares registered with NU, the company will send a proxy

                        On shares owned through your broker, your broker will send a proxy

                          VOTE EACH PROXY YOU RECEIVE!

SLIDE 41


                             Business Sense 3


                                    Questions